As filed with the Securities and Exchange Commission on September 11, 2009
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TYCORE VENTURES INC
             (Exact name of registrant as specified in its charter)

           Nevada                                  1000                          26-1240056
(State or Other Jurisdiction of        (Primary Standard Industrial            (IRS Employer
Incorporation or Organization)             Classification Number)          Identification Number)

                       1802 North Carson Street, Suite 212
                            Carson City, Nevada 89701
                                  775-887-8853
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                    Bob Hart
                      President and Chief Executive Officer
                              Tycore Ventures Inc.
                       1802 North Carson Street, Suite 212
                            Carson City, Nevada 89701
                                  775-887-8853
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Thomas E. Puzzo, Esq.
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                          Telephone No.: (206) 522-2256
                          Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate            Amount of
 to be Registered        Registered (1)         per Share          Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,             1,860,000(2)          $0.10(3)              $186,000               $10.38
$0.001 per share
--------------------------------------------------------------------------------------------------------
TOTAL                     1,860,000                                   $186,000               $10.38
========================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2009

                               TYCORE VENTURES INC

                        1,860,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Tycore Ventures Inc of up to 1,860,000 shares of common stock held by selling security holders of Tycore Ventures Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is _______________, 2009.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                            3
Risk Factors                                                                  5
Risk Factors Relating to Our Company                                          5
Risk Factors Relating to Our Common Stock                                     7
Use of Proceeds                                                              10
Determination of Offering Price                                              10
Selling Security Holders                                                     10
Plan of Distribution                                                         12
Description of Securities                                                    15
Experts                                                                      17
Interests of Named Experts and Counsel                                       17
Description of Business                                                      17
Our Executive Offices                                                        25
Legal Proceedings                                                            25
Market for Common Equity and Related Stockholder Matters                     26
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                       27
Directors, Executive Officers, Promoters and Control Persons                 31
Executive Compensation                                                       32
Security Ownership of Certain Beneficial Owners and Management               33
Certain Relationships and Related Transactions                               34
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                             34
Where You Can Find More Information                                          35
Changes In and Disagreements with Accountants on Accounting and
 Financial Disclosure                                                        35
Financial Statements                                                        F-1

Until ___ ______, 2009 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                               PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Tycore" refer to Tycore Ventures Inc unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

On September 25, 2007,  Tycore Ventures Inc was  incorporated  under the laws of
the  State  of  Nevada  for  the  purpose  of  conducting  mineral   exploration
activities.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property. We raised an aggregate of $41,500 through private placements of our securities. Proceeds from these placements were used to acquire a mineral property and for working capital.

The Silver Gem Lode Claim, comprising 20 acres, was located on November 26, 2007 and was filed in the Clark County recorder's office in Las Vegas, NV on November 30, 2007. We had a qualified consulting geologist prepare a geological evaluation report on the claim. We intend to conduct exploratory activities on the claim and if feasible, develop the claim.

The Company's principal offices are located at 1802 North Carson Street, Suite 212, Carson City, Nevada 89701 and our telephone number is 775-887-8853.


THE OFFERING

Securities offered:          The selling  stockholders are offering hereby up to
                             1,860,000 shares of common stock.

Offering price:              $0.10  per  share of  common  stock  until a market
                             develops

Shares outstanding prior
to offering:                 6,860,000

Shares outstanding after
offering:                    6,860,000

Market for the common        There  is no  public  market  for our  shares.  Our
shares:                      common  stock is not traded on any  exchange  or on
                             the  over-the-counter  market.  After the effective
                             date of the registration statement relating to this
                             prospectus,  we hope to have a market maker file an
                             application with the Financial Industry  Regulatory
                             Authority   ("FINRA")   for  our  common  stock  to
                             eligible  for  trading  on  the  Over  The  Counter
                             Bulletin Board. We do not yet have a market maker who has agreed to file such application.

                             There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:             We will not receive any  proceeds  from the sale of
                             shares by the selling security holders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from September 25, 2007 (Inception) to July 31, 2009. Our working capital as at July 31, 2009 was $35,298.

                                                       July 31, 2009 ($)
   Financial Summary                                   -----------------
     Cash and Deposits                                     35,298
     Total Assets                                          42,298
     Total Liabilities                                         --
     Total Stockholder's Equity                            42,298

                                             Accumulated From September 25, 2007
                                               (Inception) to July 31, 2009 ($)
                                               --------------------------------
     Statement of Operations
       Exploration Expenditures                             3,620
       Total Expenses                                      24,671
       Net Loss for the Period                             24,202
       Net Loss per Share                                    0.00

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. The following risks are in addition to numerous other risks that are typical of exploration stage resource companies. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the year ended July 31, 2009 were prepared assuming that we will continue our operations as a going concern. We were incorporated on September 25, 2007 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. WE MAY NOT BE ABLE TO SELL OUR COMMON STOCK AND FUNDING WOULD NOT BE AVAILABLE FOR CONTINUED OPERATIONS.

We anticipate that our current cash of $35,298 will be sufficient to complete the first phase of our planned exploration program on the Silver Gem Loda mining claim. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, we may have to cease our operations.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL MINERAL EXPLORATION ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on September 25, 2007 and to date, have been involved primarily in organizational activities, obtaining financing and acquiring an interest in the claims. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

OUR FAILURE TO MAKE REQUIRED PAYMENT COULD CAUSE US TO LOSE TITLE TO THE MINERAL CLAIM.

The Silver Gem Lode mining claim has an expiration date of September 1, 2010. In order to maintain the tenure of our ownership of the claim in good standing, it will be necessary for us to pay an annual maintenance fee of $125 to the Bureau of Land Management before the expiration date.

DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERAL DEPOSITS WILL BE FOUND ON OUR SILVER GEM LODE CLAIM OR OTHER MINERAL PROPERTIES THAT WE ACQUIRE.

In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties. There is a substantial risk that the exploration program that we will conduct on the Claim may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

THE MARKET PRICE FOR PRECIOUS METALS IS BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. THERE IS A RISK THAT THE MARKET PRICE FOR PRECIOUS METALS WILL SIGNIFICANTLY DECREASE, WHICH WILL MAKE IT DIFFICULT FOR US TO FUND FURTHER MINERAL EXPLORATION ACTIVITIES, AND WOULD DECREASE THE PROBABILITY THAT ANY SIGNIFICANT MINERALIZATION THAT WE LOCATE CAN BE ECONOMICALLY EXTRACTED.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTORS, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Our directors beneficially own 72.8% of our outstanding common stock. The interests of our directors may not be, at all times, the same as that of our other shareholders. Our directors are not simply passive investors but are also executive officers of the Company, their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the Company's Board of Directors. Also, our directors will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

SINCE OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO BE EMPLOYED BY OR CONSULT FOR OTHER COMPANIES, THEIR OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our officers and directors will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our directors.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering up to 1,860,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 27.2% of the common shares outstanding as of the date of this prospectus.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of September 10, 2009, the Company had 6,860,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 68,140,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF TYCORE VENTURES.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Tycore Ventures from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH  DIVIDENDS  ON OUR  COMMON  STOCK,  OUR
STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

                       DETERMINATION OF THE OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

                            SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of September 10, 2009, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and

Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,860,000 shares of our common stock issued and outstanding as of September 10, 2009. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                  Total Number of
                                                    Shares to be         Total Shares         Percentage of
                                                  Offered for the       Owned After the     Shares owned After
     Name of               Shares Owned Before    Security Holder's       Offering is         the Offering is
Selling Shareholder           the Offering            Account              Complete              Complete
-------------------           ------------            -------              --------              --------
Ian Simmons                     100,000               100,000                 0                      0
Jan Hay                         100,000               100,000                 0                      0
Chris Warran                    100,000               100,000                 0                      0
Sandra Gable                    100,000               100,000                 0                      0
Garret Thomas                   100,000               100,000                 0                      0
Gordon Bolt                     100,000               100,000                 0                      0
Brent Thomas                    100,000               100,000                 0                      0
Paul LaPointe                   100,000               100,000                 0                      0
James Cliffe                    100,000               100,000                 0                      0
Todd Savage                     100,000               100,000                 0                      0
Harvey Fontaine                 100,000               100,000                 0                      0
Bill Birney                     100,000               100,000                 0                      0
Richard McLeod                  100,000               100,000                 0                      0
Robin Vert                      100,000               100,000                 0                      0
Jack Telford                    100,000               100,000                 0                      0
Ron Adams                        10,000                10,000                 0                      0
Tyler Fisher                     10,000                10,000                 0                      0
Perry Mertz                      10,000                10,000                 0                      0
John Wilgress                    10,000                10,000                 0                      0
Ben White                        10,000                10,000                 0                      0
Bill Jervis                      10,000                10,000                 0                      0
Ryan Bell                        10,000                10,000                 0                      0
Joe Kelly                        10,000                10,000                 0                      0
Leo Gu                           10,000                10,000                 0                      0
Ron Kabok                        10,000                10,000                 0                      0
Jordon Winch                     10,000                10,000                 0                      0
Alan Bay                         10,000                10,000                 0                      0
Ben Jones                        10,000                10,000                 0                      0
Clark Taylor                     10,000                10,000                 0                      0
Ben Brown                        10,000                10,000                 0                      0
Sean Munro                       10,000                10,000                 0                      0
Barb Hulme                       10,000                10,000                 0                      0
Jan Rush                         10,000                10,000                 0                      0
Mary Crane                       10,000                10,000                 0                      0

Dave Cook                        10,000                10,000                 0                      0
Ken David                        10,000                10,000                 0                      0
Ken Cook                         50,000                50,000                 0                      0
Collen Waters                    50,000                50,000                 0                      0
Ed Grams                         50,000                50,000                 0                      0
                              ---------             ---------          --------               --------

Total                         1,860,000             1,860,000                 0                      0
                              =========             =========          ========               ========

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the United States Securities Exchange Act, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurre nce of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

                              PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.10 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     *    privately negotiated transactions;
     * market sales (both long and short to the extent permitted under the federal securities laws);
     * at the market to or through market makers or into an existing market for the shares;
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
     *    a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.10. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

CANADIAN SECURITIES LAW

Selling shareholders who are residents of a province of Canada must comply with applicable provincial securities laws to resell their securities. To the extent required by such provincial securities laws, selling shareholders will have to rely on available prospectus and registration exemptions to resell their securities. To the extent such an exemption is not available such residents may be subject to an indefinite hold period with respect to their securities of the Company. All Canadian shareholders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their securities of the Company.

BLUE SKY RESTRICTIONS ON RESALE

When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus, and who subsequently wants to resell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

                            DESCRIPTION OF SECURITIES

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, which have been filed as exhibits to our registration statement of which this prospectus is a part.

COMMON STOCK

We are authorized to issue seventy five million, 75,000,000, shares of common stock, par value $0.001, of which 6,860,000 shares of common stock are issued and outstanding as of September 10, 2009.

The following is a summary of the shares issued by the Company to date:

     a) In October 2007, the Company issued 2,500,000 common shares of the Company to each of the two Directors at $0.001 per share for cash proceeds of $5,000.
     b) In November 2007, the Company issued 1,500,000 common shares of the Company at $0.01 per share for cash proceeds of $15,000.
     c) In June 2008, the Company issued 40,000 common shares of the Company at $0.05 per share for cash proceeds of $2,000.
     d) In November 2008, the Company issued 20,000 common shares of the Company at $0.05 per share for cash proceeds of $1,000.
     e) In July 2009, the Company issued 150,000 common shares of the Company at $0.05 per share for cash proceeds of $7,500.
     f) In July 2009, the Company issued 150,000 common shares of the Company at $0.10 per share for cash proceeds of $15,000.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

Our Articles of Incorporation does not provide for the issuance of preferred stock.

WARRANTS AND OPTIONS

As of September 10, 2009 there were no stock purchase warrants or options issued and outstanding.

                                     EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Our financial statements for the years ending July 31, 2009 and the periods from September 25, 2007 (inception) through July 31, 2008 and 2009, which are included in this prospectus, have been audited by LBB & Associates Ltd., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource properties. We have recently commenced our mineral exploration business and our operations to date have been limited to raising capital and researching and acquiring mineral claims in Nevada, USA.

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 25, 2007, the Company was incorporated under the laws of the State of Nevada for the purpose of conducting mineral exploration activities. We were authorized to issue 75,000,000 shares of common stock, par value $.001 per share. In October 2007 we issued 2,500,000 shares of common stock to each of our two directors. Said issuances were paid at a purchase price of the par value per share or a total of $5,000.

In November, 2007, we accepted subscriptions for 1,500,000 shares of our common stock from 16 investors. The shares of common stock were sold at a purchase price of $0.01 per share, amounting in the aggregate to $15,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In June 2008, we accepted subscriptions for 40,000 shares of our common stock from 4 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $2,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In November 2008, we accepted subscriptions for 20,000 shares of our common stock from 2 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $1,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In July 2009, we accepted subscriptions for 150,000 shares of our common stock from 15 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $7,500. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In July 2009, we accepted subscriptions for 150,000 shares of our common stock from 3 investors. The shares of common stock were sold at a purchase price of $0.10 per share, amounting in the aggregate to $15,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In November 2007, the Silver Gem Lode Claim, comprising 20 acres, was located and filed in the Clark County recorder's office in Las Vegas, NV. We engaged Mr. Laurence Sookochoff, a professional engineer, to review the geologic premise and information upon which the claim was acquired, and to provide a technical report as to its merit as an exploration prospect, including recommendations on appropriate next steps. The report on the claims, entitled Geological Evaluation Report on the Silver Gem Lode Mining Claim is dated January 31, 2008 and describes the mineral claim (tenures, location and access) and the regional, local and property geology. It also includes relevant information on targeted deposit types and mineralization, and recommendations with associated budgets, regarding the initial strategy that should be followed in exploring the claim.
We intend to conduct exploratory activities on the claim and if feasible, develop the claim.

EXPLORATORY ACTIVITIES

We have not commenced any work on the property. Our initial objective will be to conduct a three- stage exploration program as outlined in the recommendations of the technical report and summarized below.

Mineral exploration activities at the early exploration stage generally consist of acquiring and evaluating one or more mineral properties, including conducting geological exploration work on the properties in order to assess their potential for economically viable mineral deposits. There is presently no known commercially viable deposit on our claims and exploratory work is required to adequately assess the mineral potential of the property, if any.

PROPERTY DESCRIPTION, LOCATION AND ACCESS

The Silver Gem Lode Claim, comprising 20 acres, was located on November 26, 2007 and was filed in the Clark County recorder's office in Las Vegas on November 30, 2007 as No 3362 File 080 Page 0085 in the official records book No 20071130.

The Silver Gem Lode Claim is located within Sections 33 & 34 Range 58E, Township 25S at the easternmost portion of the Yellow Pine Mining District of Clark County, Nevada.

Access from Las Vegas, Nevada to the Silver Gem Lode Claim is southward via Interstate Highway 15 for approximately 31 miles, to within five miles past Jean, Nevada thence westerly for five miles to within 200 feet of the northeastern portion of the Silver Gem Lode Claim.

In addition to the State regulations, Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Silver Gem Lode Claim is in good standing until September 1, 2010. A yearly maintenance fee of $125.00 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

PHYSIOGRAPHY, CLIMATE, VEGETATION & WATER

The Silver Gem Lode Claim is situated at the southern end of the Sheep Mountain Range, a north-south trending range of mountains with peaks reaching an elevation of 4,184 feet. The western portion of the Claim covers a plateau like area with the northeastern portion of descending elevations to a local valley and road. Elevations within the confines of the Claim are within the range of 300 feet.

The area is of a typically desert climate and relatively high temperature and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

HISTORY

The history of the Yellow Pine Mining District stems from 1856 when Mormon missionaries reported ore in the area. In 1857 the smelting of ore produced 9,000 pounds of lead and in 1898 a mill was built south of Goodsprings. As a result of the mill availability, exploration activity led to the discovery of many of the mines in the area.

The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

Although less famous than many of the other mining districts of the Great Basin it nevertheless ranks second only to Tonopah in total Nevada lead and zinc production. During World War I this district was one of the most productive in the West, but by the end of World War II only a few mines remained in operation.

Even though the mines of the district have been worked primarily for their lead-zinc-silver values, an estimated 91,000 ounces of gold has been recovered as a by-product of copper-lead-silver mining.

Production from the mines of the Yellow Pine Mining District from 1902 to 1929 was 477,717 tons. Bullion recovery from 7,656 tons of this ore by amalgamation and cyanidation was 9,497 ounces of gold and 2,445 ounces of silver. The concentrator treated 230,452 tons of ore which yielded 58,641 tons of lead-zinc concentrate and 32,742 tons of lead concentrate. Crude ore shipped to 1929 was 227,952 tons from which recovery amounted to 3,196 ounces gold, 422,379 ounces silver, 3,085,675 pounds copper, 34,655,460 pounds lead and 110,833,051 pounds zinc.

Reported production from the Silver Gem workings is included in production from the mines within the immediate area of the Silver Gem Lode Claim including production from the Christmas Mine and the Eureka Mine. The three mines reported production of 532,505 lb lead, 449,886 lb zinc, 16,635 oz silver, 2 oz gold and 195 lb copper.





                        [MAP SHOWING THE CLAIM LOCATION]




REGIONAL GEOLOGY

In the Yellow Pine district, the Spring Mountain Range in the west, and the Sheep Mountain Range in the east consist maily of Paleozoic sediments which have undergone intense folding accompanied by faulting. A series of Carnoniferous sediments  consist  largely of siliceous  limestones  and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees which is occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills. The quartz-monzonite porphyry is intruded into these strata and is of post-Jurassic age, perhaps Tertiary.

STRATIGRAPHY

The sedimentary rocks in the district range in age from Upper Cambrian to Recent. The Paleozoic section includes the Cambrian Bonanza King and Nopah Formations, the Devonian Sultan, Mississippian Monte Cristo Limestone, Pennsylvanian/Mississippian Bird Spring Formation and Permina Kaibab Limestone (Carr, 1987).

The Mesozoic section is comprised only of the Trissic Moenkopi and Chinle Formations and an upper Mesozoic unit of uncertain age termed the Lavinia Wash

Formation. The Paleozoic rocks are dominantly carbonates while the Mesozoic units are continental clastics. Tertiary rocks include gravels and minor volcanic tuffs.

Only two varieties of intrusive rocks are known in the district. The most abundant is granite porphyry which forms three large sill-like masses (Hewett, 1931). The sills generally lie near major thrust faults and are thought to have been emplaced along breccia zones at the base of the upper plate of the thrust fault. Locally, small dikes of basaltic composition and uncertain age have been enountered in some of the mine workings.

     Permian:
       Red beds
     Mississippian to Permian:
       Bird Spring Formation

     Local erosional unconformity

     Mississippian:
       Monte Cristo Limestone:
         Yellowpine Limestone member Arrowhead Limestone Member Bullion Dolomite Member Anchor Limestone Member Dawn Limestone Member
     Devonian:
       Sultan Limestone:
         Crystal Pass Limestone Member Valentine Limestone Member Ironside Dolomite Member
     Cambrian to Devonian(?):
       Goodsprings Dolomite

STRUCTURE

The region reveals an amazing record of folding, thrust faulting and normal faultings. Folding began in the early Jurassic, resulting in broad flexures in the more massive units and tight folds in the thinly bedded rocks. The thrust faults in the district are part of a belt of thrust faulted rocks, the Foreland Fold and Thrust Belt that stretches from southern Canada to southern California. Deformation within this belt began in the Jurassic and continued until Cretaceous time. Within the Goodsprings District thrust faulting appears to post-date much of the folding, but despite intensive study the actual age of thrusting continues to be the subject of contentious debate. Three major thrusts have been mapped; from west to east, the Green Monster, Keystone and Contact thrusts.

Of these, the Keystone is the most persistent along strike having been mapped for a distance of over 50 kilometers. The stratigraphic relationships along the Keystone fault are similar to those for all the major thrusts in the area. The Cambrian Bonanza King Formation has been thrust eastward over younter Paleozoic rocks.

Normal faulting has received much less study, despite its close association with many ore deposits in the district. Hewett (1931) suggested normal faulting began in the early Cretaceous and continue through the Tertiary. Albritton, et al
(1954) adopted the more recent theory that all normal faulting is related to Basin and Range extension and thus is no older than Miocene. Burchfiel and Davis
(1988) also restrict normal faulting to the Tertiary, but concede some of the thrust faults may have been reactivated as low angle normal faults during early Tertiary.

                       [MAP SHOWING THE CLAIM TOPOGRAPHY]

PROPERTY GEOLOGY

The Silver Gem Lode Claim covers some former exploratory workings which explored mineralization hosted by a breccia zone parallel to bedding in the Bird Spring Formation.

REGIONAL MINERALIZATION

ORE MINERALOGY AND ALTERATION

It is reported  (Albritton,  1954) that ore deposits in the Goodsprings  (Yellow
Pine) district can at best be characterized as enigmtic. They appear to fall into two distinct types, which may or may not be related, gold-copper deposits and lead-zinc deposits. Gold-copper deposits are clearly related to sill-like masses of granite porphyry. All existing mines worked the contact between the intrusive and surrounding sedimentary rock. Gold occurred in both the instrusive and the carbonate wall rocks. It appears any carbonate unit was a suitable host.

The lead-zinc deposits are often distant from the intrusives and occur as veins or replacements of brecciated rocks along fault zones, either thrust faults or normal faults. Unlike the gold deposits, the productive lead-zinc deposits are retricted to the Monte Cristo Formation.

Mineralogy of gold-copper deposits consists of native gold, pyrite, limonite, cinnabar, malachite, azurite and chrysocolla. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerrusite, anglesite, galena and iron oxides. The rather unusual mineralogy of the district is due to the great depth of surface oxidation; exceeding 600 feet.

ORE MINERALOGY AND ALTERATION

Typical sulfides such as chalcopyrite, sphalerite and pyrite have been partially or completely altered to more stable hydrated carbonates and sulfates. Only the highly insoluble lead sulfide, galena has successfully resisted surface oxidation.

Primary alteration is difficult to characterize due to the supergene overprint, but again appears to differ for gold-copper deposits and lead-zinc deposits. Gold-copper ores have been extensively sericitized and kaolinized, alterning the host pluton to a rock that can be mined through simple excavation with little or no blasting. The rock is so thoroughly altered it decrepitates on exposure to the atmosphere. On the other hand, lead-zinc deposits appear to be characterized by dolomization and minor silicification.

PROPERTY MINERALIZATION

The workings on the Silver Gem Lode Claim reveal silver/lead/zinc mineralization with vanadinite and cuprodescloizite in a limesone breccia zone parallel to bedding in the Bird Spring Formation. Gold is also reported.

                       [MAP SHOWING THE REGIONAL GEOLOGY]




CONDITIONS TO RETAIN TITLE TO THE CLAIM

State and Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Silver Gem Lode Claim is in good standing to September 1, 2010. A yearly maintenance fee of $125.00 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in USA generally, and in Nevada specifically.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

EMPLOYEES

We currently have no employees other than our directors. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

                              OUR EXECUTIVE OFFICES

Our executive offices are located at 1802 North Carson Street, Suite 212, Carson City, Nevada 89701

                                LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's mineral claim is not the subject of any pending legal proceedings.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

     (1)  is  not  situated  in  a  single   location   but   operates   through
          communication of bids, offers and confirmations between broker-dealers, and
     (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of September 10, 2009, the Company had 6,860,000 shares of our common stock issued and outstanding held by 41 holders of record.

The selling stockholders are offering hereby up to 1,860,000 shares of common stock at an exercise price of $0.10 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are
"forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the first and second phases of the three phased exploration program on our claim. In addition to the $19,000 we anticipate spending for the first two phases of the exploration program as outlined below, we anticipate spending an additional $16,000 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $35,000. If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Phase 1: Localized soil surveys, trenching and sampling over known and indicated mineralized zones.

Phase 2:  VLF-EM and magnetometer surveys.

Phase 3: Positive areas will need to be diamond drill tested. The amount of drilling will depend on the success of phase 1 and 2.

                                     BUDGET
                                                   $
                                                ------
                          Phase 1                7,000
                          Phase 2               12,000
                          Phase 3               75,000
                                                ------
                          Total                 94,000
                                                ======

We plan to commence Phase 1 of the exploration program on the claim in late 2009. We expect this phase to take two weeks to complete and an additional one to two months for the geologist to prepare his report.

The  above   program   costs  are   management's   estimates   based   upon  the
recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. Subject to the results of phase 1, we anticipate commencing with phase 2 in spring 2010. We will require additional funding to proceed with phase 3 work on the claim; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2009 after our S-1 registration statement is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.
 We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on September 25, 2007, through July 31, 2009. Our activities have been financed from the proceeds of share subscriptions. From our inception to July 31, 2009 we have raised a total of $45,500 from private offerings of our common stock.

For the period from inception to July 31, 2009, we incurred total expenses of $24,671. We had general and administrative expenses of $21,051 and we expensed $3,620 in mineral property acquisition cost.

LIQUIDITY AND CAPITAL RESOURCES

At July 31, 2009, we had a cash balance of $35,298. We believe that we have enough cash on hand to complete Phases 1 and 2 of our exploration program. If the results of the Phases 1 and 2 are particularly encouraging, we may wish to raise additional funds for a more in depth Phase 3. Additional funds will need to be raised to support work that may be undertaken subsequent to Phase 3.

If additional funds become required, the additional funding will likely come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will likely fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Claims and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of July 31, 2009, the Company had accumulated losses of $24,202. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year end is July 31.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

EXPLORATION STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

FAIR VALUE OF FINANCIAL INSTRUMENT

The Company's financial instrument consisted of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

     Name                 Age              Positions and Offices
     ----                 ---              ---------------------

Mr. Bob Hart (1)          59     President, Chief Executive Officer and Director

Ms. Diane Drapper (1)     55     Secretary & Director

----------
(1) c/o Tycore Ventures Inc., 1802 North Carson Street, Suite 212, Carson City, Nevada 89701.

The directors named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office.. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

BOB HART

Mr. Hart has been our President, Chief Executive Officer and Director since inception. Mr. Hart holds a Bachelor of Commerce Degree from Ryerson University, Canada. Mr. Hart is a retired hockey coach for the City of Regina.

DIANE DRAPPER

Ms. Drapper has been our Secretary, Chief Financial Officer and Director since incorporation. Ms. Drapper holds a Masters Degree of Education from Ryerson University, Canada. Ms. Drapper has been employed for the last ten years as a Human Relations officer for Telus Canada.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our officers and directors, we currently have no other significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

                                                                 Non-Equity
 Name and                                                        Incentive       Nonqualified
 Principal                                 Stock      Option        Plan           Deferred         All Other
 Position     Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
 --------     ----   ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Bob Hart (1)  2009       0         0          0          0             0                0                0             0
              2008       0         0          0          0             0                0                0             0

Diane Drapper 2009       0         0          0          0             0                0                0             0
(2)           2008       0         0          0          0             0                0                0             0

----------
(1)  President and Chief  Executive  Officer,  and  Director.
(2)  Secretary and Director.

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

We are not presently a party to any employment or consulting agreement. This is consistent with the practice of many early stage junior mining companies as cash resources must be conserved for exploration related activities and mineral property costs. We will review the requirement for employment agreements upon our operations increasing in significance.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of September 10, 2009:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Bob Hart            0            0          0             0                0                0             0

Diane Drapper       0            0          0             0                0                0             0

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 10, 2009, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and
(iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,860,000 shares of our common stock issued and outstanding as of September 10, 2009. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

                              Name and Address                 Number of Shares       Percent of Class Owned
Title of Class              of Beneficial Owner               Owned Beneficially      Prior to This Offering
--------------              -------------------               ------------------      ----------------------
Common Stock:            Mr. Bob Hart, President, Chief            2,500,000                    36.4%
                         Executive Officer and Director (1)

Common Stock:            Ms. Diane Drapper,                        2,500,000                    36.4%
                         Chief Financial Officer (1)

All executive officers
 and directors as a
 group                                                             5,000,000                    72.8%

----------
(1) c/o Tycore Ventures Inc., 1802 North Carson Street, Suite 212, Carson City, Nevada 89701.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our inception on September 25, 2007, had any interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     *    Any person who  beneficially  owns,  directly  or  indirectly,  shares
          carrying  more  than  10%  of  the  voting  rights   attached  to  our
          outstanding shares of common stock;
     *    Any of our promoters;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

There have been no assets acquired or are any assets to be acquired or expenses incurred any of the above mentioned parties.

The company pays Bob Hart a monthly fee of $1,000 for management services which also include the use of office space. There is no written agreement and either party can cancel with 30 days notice.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

Upon the effectiveness of the registration statement to which this prospectus forms a part of, we will commence filing annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange
Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above. The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

LBB & Associates Ltd., LLP, Certified Public Accountants is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Tycore Ventures Inc
(An exploration stage company)
Carson City, NV

We have audited the accompanying balance sheets of Tycore Ventures Inc (the "Company") as of July 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for the year ended July 31, 2009 and for the periods from September 25, 2007 (inception) through July 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tycore Ventures Inc as of July 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended July 31, 2009 and for the periods from September 25, 2007 (inception) through July 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2010 raise substantial doubt about its ability to continue as a going concern. The 2009 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ LBB & Associates Ltd., LLP
--------------------------------------
LBB & Associates Ltd., LLP
Houston, Texas
September 1, 2009

                               TYCORE VENTURES INC
                         (An Exploration Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                      July 31,           July 31,
                                                                        2009               2008
                                                                      --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                           $ 35,298           $ 11,973
                                                                      --------           --------
TOTAL CURRENT ASSETS                                                    35,298             11,973
                                                                      --------           --------
OTHER ASSETS
  Mining Claim                                                           7,000              7,000
                                                                      --------           --------

      TOTAL ASSETS                                                    $ 42,298           $ 18,973
                                                                      ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

      TOTAL LIABILITIES                                               $     --           $     --
                                                                      --------           --------
STOCKHOLDERS' EQUITY
  75,000,000 common shares at par value of $0.001
   Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 6,860,000 shares issued and outstanding at
   July 31, 2009 and 6,540,000 shares issued and outstanding             6,860              6,540
   at July 31, 2008
  Additional paid-in capital                                            59,640             24,460
  Deficit accumulated during exploration stage                         (24,202)           (12,027)
                                                                      --------           --------
TOTAL STOCKHOLDERS' EQUITY                                              42,298             18,973
                                                                      --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                        $ 42,298           $ 18,973
                                                                      ========           ========


                        See Notes to Financial Statements

                               TYCORE VENTURES INC
                         (An Exploration Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                         Inception              Inception
                                                    (September 25, 2007)   (September 25, 2007)
                                    Year Ended            Through                Through
                                     July 31,             July 31,               July 31,
                                       2009                 2008                   2009
                                    ----------           ----------             ----------
OPERATING COSTS
  Exploration expenditures          $      620           $    3,000             $    3,620
  Management Fees                       12,000                9,000                 21,000
  General & Administative                   24                   27                     51
                                    ----------           ----------             ----------
TOTAL OPERATING COSTS                   12,644               12,027                 24,671

Interest Income                            469                   --                    469
                                    ----------           ----------             ----------

NET LOSS                            $  (12,175)          $  (12,027)            $  (24,202)
                                    ==========           ==========             ==========

BASIC EARNINGS PER SHARE            $    (0.00)          $    (0.00)
                                    ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING           6,573,260            6,323,624
                                    ==========           ==========


                        See Notes to Financial Statements

                               TYCORE VENTURES INC
                         (An Exploration Stage Company)
                        Statement of Stockholders' Equity
--------------------------------------------------------------------------------

                                                                                    Deficit
                                                                                  Accumulated
                                                       Common       Additional      During
                                       Common          Stock         Paid-in      Exploration
                                        Stock          Amount        Capital         Stage          Total
                                        -----          ------        -------         -----          -----
BALANCE, SEPTEMBER 25, 2007                  --       $    --       $     --       $      --       $     --

Stock issued to founders for cash     5,000,000         5,000             --              --          5,000
Stock issued for cash                 1,540,000         1,540         15,460              --         17,000
Donated services                             --            --          9,000              --          9,000
Net loss                                     --            --             --         (12,027)       (12,027)
                                      ---------       -------       --------       ---------       --------
BALANCE JULY 31, 2008                 6,540,000         6,540       $ 24,460         (12,027)        18,973

Stock issued for cash                   320,000           320         23,180              --         23,500
Donated services                             --            --         12,000              --         12,000
Net loss                                     --            --             --         (12,175)       (12,175)
                                      ---------       -------       --------       ---------       --------

BALANCE JULY 31, 2009                 6,860,000       $ 6,860       $ 59,640       $ (24,202)      $ 42,298
                                      =========       =======       ========       =========       ========


                        See Notes to Financial Statements

                               TYCORE VENTURES INC
                         (An Exploration Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                      Inception             Inception
                                                                                 (September 25, 2007)  (September 25, 2007)
                                                                 Year Ended            Through               Through
                                                                  July 31,             July 31,              July 31,
                                                                    2009                 2008                  2009
                                                                  --------             --------              --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $(12,175)            $(12,027)             $(24,202)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Donated services                                               12,000                9,000                21,000
  Changes in operating assets and liabilities:                          --                   --                    --
                                                                  --------             --------              --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         (175)              (3,027)               (3,202)
                                                                  --------             --------              --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Mining Claim                                                          --               (7,000)               (7,000)
                                                                  --------             --------              --------
          NET CASH USED IN INVESTING ACTIVITIES                         --               (7,000)               (7,000)
                                                                  --------             --------              --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash                                 23,500               22,000                45,500
                                                                  --------             --------              --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES                 23,500               22,000                45,500
                                                                  --------             --------              --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                           23,325               11,973                35,298

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    11,973                   --                    --
                                                                  --------             --------              --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $ 35,298             $ 11,973              $ 35,298
                                                                  ========             ========              ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --             $     --              $     --
                                                                  ========             ========              ========
  Income Taxes                                                    $     --             $     --              $     --
                                                                  ========             ========              ========


                        See Notes to Financial Statements

                              TYCORE VENTURES INC
                         NOTES TO FINANCIAL STATEMENTS
                         (An Exploration Stage Company)
        Period from September 25, 2007 (Inception) through July 31, 2009
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

TYCORE VENTURES INC. ("The Company") was incorporated in the State of Nevada on September 25, 2007 to engage in the acquisition, exploration and development of natural resource properties. The Company is in the exploration stage with no revenues and limited operating history.

These financial statements have been prepared on a going concern basis which assumes the Company will not be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year end is July 31.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

EXPLORATION STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

                              TYCORE VENTURES INC
                         NOTES TO FINANCIAL STATEMENTS
                         (An Exploration Stage Company)
        Period from September 25, 2007 (Inception) through July 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENT

The Company's financial instrument consisted of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

3. RELATED PARTY

The President of the Company provides management fees and office premises to the Company at no charge. The donated services are valued at $1,000 per month for the management fees. A total of $21,000 for donated management fees were charged to operating and general expenses and recorded as donated capital (Additional Paid in Capital) for the period ended July 31, 2009.

4. COMMON SHARES

a) In October 2007, the Company issued 2,500,000 common shares of the Company to each of two Directors at $0.001 per share for cash proceeds of $5,000.
b) In November 2007, the Company issued 1,500,000 common shares of the Company at $0.01 per share for cash proceeds of $15,000.
c) In June 2008, the Company issued 40,000 common shares of the Company at $0.05 per share for cash proceeds of $2,000.

                              TYCORE VENTURES INC
                         NOTES TO FINANCIAL STATEMENTS
                         (An Exploration Stage Company)
        Period from September 25, 2007 (Inception) through July 31, 2009
--------------------------------------------------------------------------------

4. COMMON SHARES (CONTINUED)

d) In November 2008, the Company issued 20,000 common shares of the Company at $0.05 per share for cash proceeds of $1,000.
e) In July 2009, the Company issued 150,000 common shares of the Company at $0.05 per share for cash proceeds of $7,500.
f) In July 2009, the Company issued 150,000 common shares of the Company at $.10 per share for cash proceeds of $15,000.

At July 31, 2009, there are total of 6,860,000 shares of the Company's common shares were issued and outstanding.

5. INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS
109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for refundable federal income tax consists of the following for the periods ending:

                                              July 31, 2009        July 31, 2008
                                              -------------        -------------
Federal income tax benefit attributed to:
  Net operating loss                             $ 4,140              $ 4,089
  Valuation allowance                             (4,140)              (4,089)
                                                 -------              -------
Net benefit                                      $    --              $    --
                                                 =======              =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                   July 31, 2009
                                                                   -------------

Deferred tax attributed:
  Net operating loss carryover                                        $ 8,229
  Less: change in valuation allowance                                  (8,229)
                                                                      -------
Net deferred tax asset                                                $    --
                                                                      =======

At July 31, 2009, the Company had an unused net operating loss carry-forward approximating $24,000 that is available to offset future taxable income; the loss carry-forward will start to expire in 2029.

                            [OUTSIDE BACK COVER PAGE]


                                   PROSPECTUS

                               TYCORE VENTURES INC

                               1,860,000 SHARES OF
                                  COMMON STOCK
                       TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2009 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                THE DATE OF THIS PROSPECTUS IS ____________, 2009

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

                                                Amount
            Item                                 (US$)
            ----                              ----------
     SEC Registration Fee                     $    10.38
     Transfer Agent Fees                        1,000.00
     Legal Fees                                 5,000.00
     Accounting Fees                            5,000.00
     Printing Costs                               500.00
     Miscellaneous                              1,000.00
                                              ----------
     TOTAL                                    $12,510.38
                                              ==========

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation does not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
(c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors,
(c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

In October 2007, we issued 2,500,000 shares of common stock to each of our two directors. Said issuances were paid at a purchase price of the par value per share or a total of $5,000.

In November 2007, we accepted subscriptions for 1,500,000 shares of our common stock from 16 investors. The shares of common stock were sold at a purchase price of $0.01 per share, amounting in the aggregate to $15,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

In June 2008, we accepted subscriptions for 40,000 shares of our common stock from 4 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $2,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

In November 2008, we accepted subscriptions for 20,000 shares of our common stock from 2 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $1,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

In July 2009, we accepted subscriptions for 150,000 shares of our common stock from 15 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $7,500. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

In July 2009, we accepted subscriptions for 150,000 shares of our common stock from 3 investors. The shares of common stock were sold at a purchase price of $0.10 per share, amounting in the aggregate to $15,000. The offering was made to non-U.S. persons in transactions pursuant to the exemption from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit                            Description
-------                            -----------

 3.1        Articles of Incorporation of Registrant
 3.2        Bylaws of the Registrant
 5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC regarding the legality of the securities being registered
10.1        Subscription Agreement
23.1        Consent of LBB & Associates Ltd., LLP, Certified Public Accountants
23.2        Consent of Tom Puzzo, Esq. (included in Exhibit 5.1)
23.3        Consent of Laurence Sookochoff, P.Eng.
99.1        Report of Laurence Sookochoff, P.Eng. dated January 31, 2008

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carson City, Nevada, on the 10th day of September, 2009.

                             TYCORE VENTURES INC
                                (Registrant)


                             By: /s/ Bob Hart
                                ------------------------------------------------
                             Name:  Bob Hart
                             Title: President and Chief Executive Officer
                                    (Principal Executive Officer)


                             By: /s/ Diane Drapper
                                ------------------------------------------------
                             Name:  Diane Drapper
                             Title: Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob Hart, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Tycore Ventures Inc, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                               Title                                Date
     ---------                               -----                                ----


/s/ Bob Hart                    President, Chief Executive Officer          September 10, 2009
-------------------------       and Director
Bob Hart


/s/ Diane Drapper               Chief Financial Officer and Director        September 10, 2009
------------------------
Diane Drapper